Exhibit 10.1

Note Purchase Agreement

This Note Purchase Agreement (this “Agreement”), dated as of __________, 2024, is entered into by and between Aeluma, Inc., a Delaware company (“Company”), and each purchaser identified on the signature pages hereto (each an “Investor” and, together, the “Investors”).

A. Company and each Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investors desire to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, Convertible Promissory Notes, in the form attached hereto as Exhibit A, in the aggregate principal amount of up to $4,000,000.00 (the “Offering”).

C. This Agreement, the Note (as hereinafter defined), and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

D. There is no escrow agent in this offering and moneys will not be held in any segregated or secured account pending acceptance or rejection. Accordingly, there is also no minimum offering amount and your funds reflecting the Purchase Price (as hereinafter defined) will become immediately available for use by the Company and susceptible to rights of third party creditors without protection. Investors and third party agents or agents will not have an opportunity to approve of a Closing (as hereinafter defined) / subscription acceptance, or to request refund of any moneys submitted to the Company until such time as subscriptions are accepted or rejected or a termination occurs. Investors acknowledge and agree that their subscriptions are irrevocable and binding commitments on the part of the Investor and that once their funds have been tendered with the appropriate subscription documents the Company may utilize and disburse funds and conduct a Closing and issue to Investors their respective Notes without any advanced consent or notice to Investors or finders. The Company may reject any subscriptions in whole or in part for any reason or for no reason to return funds to the Investor to the extent of such non accepted funds, or, retains the right to hold the same for acceptance or rejection at a future closing, until termination of the offering, at which time, any unused subscription funds shall be returned to Investor.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Note.

1.1. Purchase of Note. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, the Company agrees to sell to each Investor, and each Investor agrees to purchase from the Company on the Closing Date (as hereinafter defined), a promissory note in the principal amount designated on such Investor’s signature page attached hereto (each, a “Note”, and collectively, the “Notes”). Each such Note shall (i) be dated the date of issuance, (ii) bear no interest (iii) mature on June 30, 2026, (iv) be convertible into shares of the Company’s common stock as set forth in the Note and (v) be substantially in the form of Exhibit A hereto.

1.2. Form of Payment. On the Closing Date, each Investor shall pay the Purchase Price to the Company via wire transfer of immediately available funds against delivery of the Note. “Purchase Price” means, as to each Investor, the aggregate amount to be paid for the Notes purchased hereunder as specified below such Investor’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

1.3. Closing.

(a) The closing of the transactions contemplated hereby shall take place on a rolling close basis. There is no minimum offering. The offering period and final closing date will be no later than 4:00 p.m. EST, on August 5, 2024 (unless otherwise extended for up to an additional 90 days at the Company’s sole discretion) (the “Final Closing Date”), or at such other location, date and time, as may be agreed upon between Investor and the Company, or by facsimile or other electronic means (such closing being called the “Closing” and such date and time being called the “Closing Date”). The Investor shall not be entitled to notice if the Closing is extended as set forth in this Section 1.3.

(b) Following the initial closing (the “Initial Closing”), which the Company may hold at any time and for any amount, the Company may hold subsequent Closings up to and including the Final Closing Date for all or any portion of the remaining amount of the Offering not sold at the time of the Initial Closing or any subsequent Closing, provided, however, that such subsequent Closings must occur no later than the Final Closing Date.

(c) On the Initial Closing Date and at each subsequent Closing until the Final Closing Date, each Investor shall deliver to the Company, via wire transfer, immediately available funds equal to such Investor’s Purchase Price. The Company shall deliver to each Investor its respective Note, as determined pursuant to the details first set forth above, and the Company and each Investor shall deliver the other items set forth in Section 4 and Section 5 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 4 and 5, the Closing shall be deemed to occur at the offices of Hunter Taubman Fischer & Li LLC, 950 Third Avenue, 19th Floor, New York, NY 10022, counsel to the Company or such other location as the parties shall mutually agree.

(d) Following all closings and until the Final Closing Date, the Investors shall continue to wire funds to the Company. At each subsequent Closing to be held on or before the Final Closing Date, all additional subscription proceeds from the sale of Notes will be remitted to the Company for immediate use.

1.4. Collateral for the Note. The Note shall be unsecured.

1.5 Use of Proceeds. The proceeds from the Note shall be used to fund working capital, technology and business development, or other corporate purposes of the Company.

2. Investor’s Representations and Warranties. Each Investor represents and warrants, severally and not jointly, to Company that as of the Closing Date: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; (iii) Investor has experience as an investor in securities of companies in the development stage and acknowledges that Investor has such knowledge and experience in financial or business matters that Investor is capable of evaluating the merits and risks of this investment in the Note and protecting his or her own interests in connection with this investment; (iv) Investor understands that the Note is characterized as a “restricted security” under the 1933 Act inasmuch as it is being acquired from Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such security may be resold without registration under the 1933 Act only in certain limited circumstances; (v) Investor represents that Investor is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act; (vi) Investor understands that the Company is under no obligation to register the Note or any shares of common stock issuable upon conversion of the Note; (vii) at no time was Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general or advertising or solicitation in connection with the offer, sale and purchase of the Note; (viii) Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note; (ix) Investor is an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended; (x) Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Investor or to which Investor had access and (xi) Such Investor is acquiring the Note as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Note or the shares of common stock issuable conversion of the Note (this representation and warranty not limiting such Investor’s right to sell the Note or the shares of common stock issuable conversion of the Note in compliance with applicable federal and state securities laws). Such Investor is acquiring the Securities hereunder in the ordinary course of its business.

3. Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a Delaware corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (iv) this Agreement, the Note, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; and (v) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or his or her agents or representatives other than as set forth in the Transaction Documents;

4. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Note to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

4.1. Investor shall have executed this Agreement and delivered the same to Company.

4.2. Investor shall have delivered the purchase price equal to the subscription amount included on the Investor’s signature page to the Company in accordance with Section 1.2 above.

5. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Note at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in his or her sole discretion:

5.1. Company shall have executed this Agreement and the Note and delivered the same to Investor.

6. Miscellaneous. The provisions set forth in this Section 6 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 6 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

6.1. Governing Law; All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note shall be commenced exclusively in the state and federal courts sitting in California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any action, any claim that it is not personally subject to the jurisdiction of any such court, that such action is improper or is an inconvenient venue for such action. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action to enforce any provisions of this Agreement, the prevailing party in such action shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action.

6.2. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.3. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

6.4. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

6.5. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters.

6.6. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

6.7. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor, or by electronic mail (with successful transmission confirmation which is kept by sending party), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Aeluma, Inc.

Attn: Jonathan Klamkin, Chief Executive Officer

Email: jonathan.klamkin@aeluma.com

27 Castilian Drive

Goleta, California 93117

With a copy to (which copy shall not constitute notice):

Hunter Taubman Fischer & Li LLC

Attn: Louis Taubman

950 Third Avenue,

19th Floor

New York, NY 10022

Email: ltaubman@htflawyers.com

If to Investor:

At the address set forth on Exhibit B

6.8. Successors and Assigns. This Agreement shall be binding upon, and endure for the benefit of, the Lender and the Borrower and their respective successors and permitted assigns, provided that the Borrower shall not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Lender.

6.9. Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor.

6.10. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.11. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

6.12. Piggyback Registration Rights. If at any time after the Final Closing Date there is not an effective registration statement covering all of the shares of common stock underlying the Notes (the “Underlying Shares”) and the Company determines to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, but excluding Forms S-4 or S-8 and similar forms which do not permit such registration, then the Company shall send to each holder of any of the Notes written notice of such determination and, if within ten (10) business days after receipt of such notice, any such holder shall so request in writing, the Company shall include in such registration statement all or any part of the Underlying Shares such holder requests to be registered and which inclusion of such Underlying Shares will be subject to customary underwriter cutbacks applicable to all holders of registration rights and minimum cutbacks in accordance with guidance provided by the SEC (including, but not limited to, Rule 415). The obligations of the Company under this Section may be waived by any holder of any of the Notes entitled to registration rights under this Section 6.12. The holders whose Underlying Shares are included or required to be included in such registration statement are granted the same rights, benefits, liquidated or other damages and indemnification granted to other holders of securities included in such registration statement. In no event shall the liability of any holder of Notes or permitted successor in connection with any Underlying Shares included in any such registration statement be greater in amount than the dollar amount of the net proceeds actually received by such holder upon the sale of the Underlying Shares sold pursuant to such registration or such lesser amount in proportion to all other holders of securities included in such registration statement. All expenses incurred by the Company in complying with this Section 6.12, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the FINRA, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities and legal expenses of such holders are called “Selling Expenses.” The Company will pay all Registration Expenses in connection with the registration statement under this Section 6.12. Selling Expenses in connection with each registration statement under Section this 6.12 shall be borne by the holder and will be apportioned among such holders in proportion to the number of shares included therein for a holder relative to all the securities included therein for all selling holders, or as all holders may agree. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Underlying Shares of a particular holder that such holder shall furnish to the Company in writing such information and representation letters, including a completed form of a securityholder questionnaire, with respect to itself and the proposed distribution by it as the Company may reasonably request to assure compliance with federal and applicable state securities laws.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

Aeluma, Inc.

By:	/s/ Jonathan Klamkin
Jonathan Klamkin, Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR INVESTOR FOLLOWS]

[Signature Page to Note Purchase Agreement]

[INVESTOR SIGNATURE PAGES TO AELUMA, INC. NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory (optional):

Address for Notice to Investor:

Subscription Amount: $ _____________________

[Signature Page to Note Purchase Agreement]

Exhibit A

Convertible Promissory Note